Exhibit 99.88

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on May 19, 2010

Election of Directors	Votes For	Votes Withheld
Lisa Angelot	2,021,093	9,446
Thomas G. Atwood, D.D.S.	2,021,093	9,446
Ronald R. Barels, D.D.S.	2,017,659	9,446
Jim D. Black	2,021,093	9,446
Anthony J. Clifford	2,021,093	9,446
Merrie Turner Lightner	2,020,260	10,379
Thomas C. McGraw	2,021,093	9,446
Michael Pacelli	2,020,302	10,237
Edward J. Watson	2,021,093	9,446

Advisory Vote on Executive Compensation	Votes For	Against	Abstain
	2,454,360	33,701	93,889

Appointment of Moss Adams LLP	Votes For	Against	Abstain
	2,577,374	1,655	2,921

For further information contact:

David A. Curtis
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862	Fax: (650) 588-9695